Exhibit 1.1

EXECUTION VERSION

33,450,000 Shares

BB&T Corporation

Common Stock ($5.00 par value)

Underwriting Agreement

August 17, 2009

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

As Representatives of the several

    Underwriters named in Schedule II hereto

Ladies and Gentlemen:

BB&T Corporation, a North Carolina corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of 33,450,000 shares (the “Firm Shares”) and, at the election of Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. (together, the “Representatives”), up to 5,011,538 additional shares (the “Optional Shares”) of the Company’s common stock, $5.00 par value (the “Common Stock”). The Firm Shares and the Optional Shares may be collectively referred to herein as the “Shares.”

1. The Company (on behalf of itself and each of its subsidiaries) represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-3 (File No. 333-152543) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”).

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives expressly for use therein.

(c) For the purposes of this Agreement, the “Applicable Time” is 5:30 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule I(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Representatives expressly for use therein.

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule I(c) hereto.

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives expressly for use therein.

(f) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina, (ii) is duly registered as a bank holding company and is qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended, and (iii) has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in any material adverse change in the condition, financial or otherwise, or in the earnings, income, affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”).

(g) Branch Banking and Trust Company (the “Principal Banking Subsidiary”) has been duly incorporated and is validly existing as a state-chartered commercial bank in good standing under the laws of the State of North Carolina and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus; all of the issued and outstanding capital stock of the Principal Banking Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and 100% of the capital stock of the Principal Banking Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

(h) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights. Other than as set forth in the Pricing Prospectus or the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire from the Company, or instruments convertible or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or any of its subsidiaries is a party relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options, except as may have been granted by the Company pursuant to employee awards and employee benefit plans in the ordinary course of business and consistent with past practice. The capital stock of the Company conforms to the descriptions thereof contained in the Pricing Prospectus and the Prospectus.

(i) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Shares contained in the Pricing Prospectus and the Prospectus.

(j) The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(k) The Company has all corporate power and authority necessary to execute and deliver this Agreement, and to perform its obligations under this Agreement; the execution, delivery and performance of this Agreement by the Company, the compliance with the provisions hereof by the Company and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such breach or default would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Securities Act or the rules and regulations of the Commission thereunder, all of which have been obtained, or such as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Shares by the Underwriters.

(l) This Agreement has been duly authorized, executed and delivered by the Company.

(m) Neither the Company nor any of its subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them or their properties or assets may be bound, except for such violations or defaults that would not result in a Material Adverse Effect.

(n) The Company and its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as presently conducted, except where the failure to own, possess or maintain such governmental licenses, permits, consents, orders, approvals and other authorizations would not, individually or in the aggregate, result in a Material Adverse Effect.

(o) The Company and its subsidiaries own or possess all material trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, result in a Material Adverse Effect.

(p) There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which may reasonably be expected to result in a Material Adverse Effect, or which may reasonably be expected to materially and adversely affect the properties or assets thereof or which may reasonably be expected to materially and adversely affect the consummation of this Agreement and the consummation of the transactions contemplated hereby; and there are no material contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the rules and regulations of the Commission thereunder which have not been so filed.

(q) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.

(r) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Prospectus and the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company”, that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(s) (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(t) The accountants who certified the financial statements, the Company’s management’s assessment of internal controls, and the Company’s internal controls included or incorporated by reference in the Pricing Prospectus and the Prospectus are an independent registered public accounting firm as required by the Securities Act and the Exchange Act and the rules and regulations issued by the Commission thereunder.

(u) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(v) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with the requirements of the Securities Act and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.

(w) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(x) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities and such disclosure controls and procedures are effective.

(y) Since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus or the Prospectus, except as otherwise stated therein or contemplated thereby, (i) there has been no material decrease in the capital stock or any material increase in the long-term debt of the Company or any of its subsidiaries, (ii) there has been no Material Adverse Effect and (iii) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business.

(z) To the best knowledge of the Company, the operations of the Company are currently in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and any instances of non-compliance have been resolved with the applicable governmental agency and no formal action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, is threatened.

(aa) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except where any of the activities set forth in clauses (i), (ii), (iii) and (iv) would not have a Material Adverse Effect on the Company.

(bb) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any (a) subsidiary, (b) joint venture partner or (c) other person or entity, for, in each of (a), (b) or (c), the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(cc) The subsidiaries of the Company set forth on Schedule I(d) hereto (the “Excluded Subsidiaries”) are not “significant subsidiaries” as such term is defined in Rule 1-02(w) of Regulation S-X.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $25.025, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto and (b) in the event and to the extent that the Representatives shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase, at the election of the Representatives, up to 5,011,538 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over-allotments in connection with the offering of the Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than 10 business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least 48 hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company to the Representatives at least 48 hours in advance. The

Company will cause the certificates representing the Shares to be made available for checking and packaging at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on August 21, 2009 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Shearman & Sterling LLP, counsel for the Underwriters, at 599 Lexington Avenue, New York, New York 10022 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use every reasonable effort to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) If required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form approved by the Representatives and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof.

(c) The Company will endeavor, in cooperation with the Representatives, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

(d) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in The City of New York in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and upon the Representatives’ request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(e) The Company will make generally available to its security holders (as defined in Rule 158), as soon as practicable, but not later than forty-five (45) days after the close of each of the first three (3) fiscal quarters of each fiscal year and ninety (90) days after the close of each fiscal year, earnings statements (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve (12) month period beginning not later than the first day of the fiscal quarter next following the effective date of the Registration Statement, provided that the Company may make such earnings statements generally available by filing quarterly and annual reports with the Commission as may be required by the Exchange Act.

(f) During the period beginning from the date hereof and continuing to and including the date ninety (90) days after the date of the Prospectus, not to offer, sell, announce an intention to sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities (other than pursuant to (i) employee awards or 401(k) plans, each in the ordinary course of business and consistent with past practice, (ii) employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, or (iii) the Company’s existing dividend reinvestment program), without the Representatives prior written consent.

(g) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”.

(h) To use every reasonable effort to list the Shares on the NYSE.

6. (a) The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the other Underwriters, it has not made and will not make any offer relating to any issue of Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed by the Company with the Commission or retained by the Company under Rule 433; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule I(b) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives for use therein.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the NYSE; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing the Shares; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433.

(b) Shearman & Sterling LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives, with respect to the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c) The Company shall have furnished to the Underwriters a written opinion of Frances B. Jones, Esq., General Counsel of the Company, dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

(i) The Company is validly existing as a corporation in good standing under the laws of the State of North Carolina with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and the Prospectus;

(ii) The Principal Banking Subsidiary is validly existing as a state-chartered commercial bank under the laws of the State of North Carolina, and is in good standing under the laws of the State of North Carolina, and has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and the Prospectus;

(iii) The Company is duly registered as a bank holding company and is qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended;

(iv) This Agreement has been duly authorized, executed and delivered by the Company;

(v) The capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus; all of the outstanding shares of capital stock or other equity interests of each subsidiary of the Company, other than the Excluded Subsidiaries, are owned, directly or indirectly, of record or beneficially by the Company; and the Company has an authorized capitalization as set forth in the Prospectus;

(vi) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Shares contained in the Prospectus;

(vii) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Our Capital Stock,” insofar as these statements are descriptions of contracts, agreements or other legal documents or describe federal statutes, applicable state statutes, rules and regulations, are accurate, complete and fair summaries of the matters referred to therein in all material respects;

(viii) To the knowledge of such counsel, and except as described in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings threatened against the Company, or pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is subject, which are required to be disclosed in the Pricing Prospectus or the Prospectus (other than as stated therein), or which might reasonably be expected, to result in a Material Adverse Effect, except as set forth in or contemplated in the Pricing Prospectus or the Prospectus, or which might reasonably be expected to materially and adversely affect the consummation of any of this Agreement or the transactions contemplated herein;

(ix) The execution and delivery of this Agreement by the Company, the sale of the Shares by the Company, and the consummation of the transactions contemplated herein and therein, and the performance of the obligations thereunder by the Company will not, whether with or without the giving of notice or the passage of time or both, constitute a breach of, conflict with, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Principal Banking Subsidiary pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or its Principal Banking Subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or its Principal Banking Subsidiary is subject, except where such breach or default would not result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its Principal Banking Subsidiary;

(x) The documents incorporated by reference into the Registration Statement, the Pricing Prospectus and the Prospectus (other than the financial statements and supporting schedules therein, as to which no opinion need be rendered), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

(xi) The execution and delivery of this Agreement by the Company, the sale of the Shares by the Company, and the consummation of the transactions contemplated herein and therein, and the performance of the obligations hereunder and thereunder by the Company will not result in a violation of any federal or North Carolina law nor will such action conflict with, breach, or result in any violation of the provisions of the certificate of incorporation or bylaws of the Company; and

(xii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any North Carolina court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement other than as may be required under North Carolina state securities or blue sky laws.

(d) Squire, Sanders, Dempsey, L.L.P., counsel for the Company, shall have furnished to the Underwriters their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that:

(i) The Company is duly registered as a bank holding company and is qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended;

(ii) This Agreement has been duly authorized, executed and delivered by the Company;

(iii) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Our Capital Stock” and “Underwriting,” insofar as these statements are descriptions of contracts, agreements or other legal documents or describe federal statutes, rules and regulations, are accurate, complete and fair summaries of the matters referred to therein in all material respects;

(iv) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Certain United States Federal Income and Estate Tax Consequences to Non-U.S. Holders” insofar as they purport to constitute summaries of matters of the U.S. Internal Revenue Code of 1986 and the U.S. Employee Retirement Income Security Act of 1974 and regulations or legal conclusions with respect thereto, are accurate, complete and fair summaries of the matters described therein in all material respects;

(v) The Company is not, and after giving effect to the application of proceeds from the offering of the Shares as contemplated in the Pricing Prospectus and the Prospectus, will not be, an “investment company” or an entity “controlled” by “investment company” within the meaning of the Investment Company Act;

(vi) No consent, approval, license, authorization or order of any court or governmental authority or agency of the United States or the State of New York is required in connection with the issuance or sale of the Shares, except such as may be required under state securities or “blue sky” laws in connection with the purchase and distribution of the Shares by the Underwriters;

(vii) No consent, approval, license, authorization or order of any federal or New York court or federal or New York government authority or agency is required for the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated hereby;

(viii) The execution and delivery of this Agreement by the Company, the sale of the Shares by the Company, and the consummation of the transactions contemplated herein and therein, and the performance of the obligations hereunder and thereunder by the Company will not result in a violation of any federal or New York law nor will such action conflict with, breach, or result in any violation of the provisions of the certificate of incorporation or bylaws of the Company;

(ix) The Registration Statement is effective under the Securities Act; any required filing of each prospectus relating to the Shares pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the period required by Rule 433(d); and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

(x) The Exchange Act reports incorporated by reference into the Registration Statement (other than the financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they were so filed, as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

(xi) The Registration Statement, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder; and

(xii) Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, the Pricing Prospectus and the Prospectus, and in

the course of preparation of those documents such counsel has participated in conferences with representatives of the Company and with representatives of PricewaterhouseCoopers LLP and (y) based upon such counsel’s examination of the Registration Statement, the Pricing Prospectus and the Prospectus and the documents incorporated by reference therein, such counsel’s investigations made in connection with the preparation of the Registration Statement, the Pricing Prospectus, the Prospectus and the documents incorporated by reference therein and such counsel’s participation in the conferences referred to above, such counsel has no reason to believe that: (A) the Registration Statement, as of its effective date and each deemed effective date, or if an amendment to the Registration Statement or to any document incorporated by reference therein has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing, and at the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except for financial statements, including the notes and schedules thereto and the audit reports thereon, or any other information of a financial or accounting nature set forth or referred to in the Registration Statement or in any document incorporated therein by reference or any exhibits thereto as to which no opinion need be rendered); or (B) that the Prospectus, as of its date or the date of this opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for financial statements, including the notes and schedules thereto and the audit reports thereon, or any other information of a financial or accounting nature set forth or referred to in the Registration Statement or in any document incorporated therein by reference or any exhibits thereto as to which no opinion need be rendered). In addition, nothing has come to such counsel’s attention that would lead such counsel to believe that the Pricing Prospectus (except for financial statements, including the notes and schedules thereto and the audit reports thereon, or any other information of a financial or accounting nature set forth or referred to in the Pricing Prospectus or any document incorporated therein by reference or any exhibits thereto as to which no opinion need be rendered), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) On the date hereof at a time prior to the execution of this Agreement, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus; provided that the letter delivered at each Time of Delivery shall use a “cut-off’ date no more than three business days prior to such Time of Delivery.

(f) On or after the Applicable Time there shall not have occurred any of the following: (i) any Material Adverse Effect, and (ii) there shall not have occurred any outbreak or escalation of hostilities or any material change in financial markets or other calamity or crisis (including, without limitation, an act of terrorism) the effect of which is such as to make it, in the Representatives judgment, impracticable or inadvisable to market the Shares or enforce contracts for the sale of the Shares, and (iii) trading in securities of the Company shall not have been suspended by the Commission or a national securities exchange, nor shall trading generally on the NYSE have been suspended, or minimum or maximum prices for trading of securities generally have been fixed, or maximum ranges for prices for securities (other than trading limits currently in effect and other similar trading limits) have been required, or trading otherwise materially limited, by either of said exchanges or by order of the Commission or any other governmental authority, nor shall a banking moratorium have been declared by either federal or New York authorities, and (iv) there shall not have been a material disruption in commercial banking or securities settlement or clearance services in the United States, and (v) the Prospectus, at the time it was required to be delivered to a purchaser of the Shares, shall not have contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

(g) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

(h) The Shares shall have been duly listed on the NYSE.

(i) The Company shall have used its reasonable best efforts to provide the Representatives with executed lock-up agreements substantially in the form of Exhibit A hereto from each of the executive officers and directors of the Company listed on Schedule III hereto.

(j) At such Time of Delivery, the Underwriters shall have received a certificate of the Chief Operating Officer, Chief Financial Officer, any Senior Executive Vice President, any Executive Vice President, or any Senior Vice President of the Company, dated as of such Time of Delivery, to the effect (i) that there has been no downgrading, nor any notice given of any potential or intended downgrading, or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any nationally recognized statistical rating organization on or after the Applicable Time, (ii) that the representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, (iv) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (v) that the Company, and, to the best of its knowledge, its officers and directors, are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

9. (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or in any amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or in any amendment thereof or supplement thereto;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by the Representatives as aforesaid) if such settlement is effected with the prior written consent of the Company; and

(iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by such Underwriter), as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by the Representatives as aforesaid), to the extent that any such expense is not paid under (i) or (ii) above.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration

Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 9, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) or in any amendment thereof or supplement thereto.

(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 9(a) hereof, counsel to the indemnified parties shall be selected by the Representatives and, in the case of parties indemnified pursuant to Section 9(b) hereof, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, however, that when more than one of the Underwriters is an indemnified party, each such Underwriter shall be entitled to separate counsel (in addition to any local counsel) in each such jurisdiction to the extent such Underwriter may have interests conflicting with those of the other Underwriter or Underwriters because of the participation of one Underwriter in a transaction hereunder in which the other Underwriter or Underwriters did not participate. No indemnifying party shall, without the prior written consent of the indemnified parties settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9 is for any reason held to be unavailable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters with respect to the Shares that were the subject of the claim for indemnification in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on the cover of the Prospectus. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if Underwriters failed to give the notice required under Section 9(c) hereof, then the Company and the Underwriters shall contribute to such aggregate losses, liabilities, claims, damages and expenses in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such liabilities, claims, damages and expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were determined pro rata (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 9(d). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9(d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares referred to in the second sentence of this Section 9(d) that were offered and sold to the public through the Underwriters exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled under this Section 9(d) to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each of the directors of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 9(d) are several in proportion to the principal amount of Shares set forth opposite their respective names in Schedule II hereto and not joint.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within 36 hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any the Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out of pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives as the representatives at the addresses of the respective representatives in Schedule I(a) hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to 200 West Second Street, Winston-Salem, North Carolina 27101, attention of Frances B. Jones, Esq., Executive Vice President, General Counsel, Corporate Secretary and Chief Corporate Governance Officer (facsimile number (336) 733-2189); provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the Representatives’ part as to the authority of the signers thereof.

Very truly yours,

BB&T CORPORATION

By:	/s/ Daryl N. Bible
Name:	Daryl N. Bible
Title:	Senior Executive Vice President and Chief Financial Officer

Accepted as of the date hereof:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Jon Bernstein
Name:	Jon Bernstein
Title:	Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Jeff Mortara
Name:	Jeff Mortara
Title:	USFIG – Origination
Managing Director

By:	/s/ Neil Abromavage
Name:	Neil Abromavage
Title:	USFIG – Origination
Director

Each for itself and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

SCHEDULE I

(a)	Representatives:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, New York 10010-3629

Attention: LCD-IBD

Facsimile:

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Attention: Equity Capital Market Syndicate Desk

Facsimile: (212) 797-9344

(b)	Free Writing Prospectuses (Sections 1(c) and 6(a)):

Investor Presentation, dated August 17, 2009, prepared and filed pursuant to Section 6(a)

(c)	Additional Incorporated Documents (Section 1(d)):

None

(d)	Excluded Subsidiaries (Section 1(cc))

AFCO Premium Credit LLC

AFCO Premium Acceptance, Inc.

BB&T Capital Partners, L.L.C.

BB&T Capital Partners II, L.L.C.

BB&T Capital Partners/Windsor Mezzanine Fund, LLC

LFS Reinsurance Company, Ltd.

AmRisc, LP

eFuel, Inc.

Custom Builder Mortgage Services, LLC

Sterling Capital Management LLC

Sterling Partners GP, LLC

Sterling Microcap Value Fund LP

Sterling Capital (Cayman) Limited

BB&T Capital Partners Fund of Funds I, LLC

SCHEDULE II

Underwriters	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Credit Suisse Securities (USA) LLC	15,888,750	2,380,481
Deutsche Bank Securities Inc.	15,888,750	2,380,481
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	1,672,500	250,576

Total	33,450,000	5,011,538

SCHEDULE III

Individuals Delivering Lock-Up Agreements

Kelly S. King

John A. Allison IV

Jennifer S. Banner

Daryl N. Bible

Anna R. Cablik

Nelle Ratrie Chilton

Ronald E. Deal

Tom D. Efird

Barry J. Fitzpatrick

Robert E. Greene

L. Vincent Hackley

Jane P. Helm

Christopher L. Henson

John P. Howe III, M.D.

James H. Maynard

Albert O. McCauley

J. Holmes Morrison

Nido R. Qubein

Thomas E. Skains

Clarke R. Starnes III

Tommy Thompson

Stephen T. Williams

Leon Wilson

EXHIBIT A

BB&T Corporation

Lock-Up Agreement

August     , 2009

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

As Representatives of the several

  Underwriters named in Schedule II to the Underwriting Agreement

RE:	BB&T Corporation – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule II to such agreement (collectively, the “Underwriters”), with BB&T Corporation, a North Carolina corporation (the “Company”), providing for a public offering of the Common Stock, $5.00 par value, of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 that has been filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the final prospectus covering the public offering of the Shares (the “Term”), the undersigned will not offer, sell, announce its intention to sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned and whether any such transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to any corporation, limited liability company, limited partnership or general partnership of which all of the equity interest is owned by the undersigned, or the immediate family of the undersigned and/or one or more trusts described in clause (ii) above, provided that the transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) pursuant to a pledge in effect on the date hereof of Shares or securities convertible into, or exchangeable or exercisable for, Shares as security for a margin account pursuant to the terms of such account, (v) if the transfer of the Undersigned’s Shares occurs by operation of law, such as rules of intestate succession or statutes governing the effects of a merger, (vi) in payment of the exercise price for options to purchase Shares outstanding on the date hereof, to the Company, or for payment of taxes required to be paid upon the vesting of restricted Shares, in each case pursuant to the terms of the Company’s equity incentive plans, (vii) with the prior written consent of the Representatives on behalf of the Underwriters, or (viii) acquired pursuant to the exercise of previously granted options expiring on December 31, 2009 that were acquired pursuant to an existing or previously existing equity incentive plan of the Company. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by this paragraph, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever except for any such liens, encumbrances and claims existing on the date of this Lock-Up Agreement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

It is further understood that, if the Company notifies the Underwriters that it does not intend to proceed with the offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released automatically and immediately from its obligations under this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title